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                                                                    EXHIBIT 10.F

                DESCRIPTION OF THE MASCO CORPORATION PROGRAM FOR
                  ESTATE, FINANCIAL PLANNING AND TAX ASSISTANCE

         In order to assure that the Company's senior executives are fully aware of the tax, legal and financial implications of the Company's benefit programs, the Company has established a program to provide senior executives with assistance in their estate, financial and tax planning matters. Under this program, the Company will pay up to $10,000 for such professional services each year, with a special "carry-forward" of the second year's $10,000 allowance during the first year to cover additional costs associated with development of an initial estate and financial plan. The Company will inform each participant during the course of this process as to the amount of professional fees allocated to services performed on such participant's behalf under the program. The value of any such services received will be taxable as ordinary income to the participant.